Exhibit 99.1

THERMA-MED INC.

PAGE
UNAUDITED FINANCIAL STATEMENTS
Balance Sheet as of September 30, 2009, December 31, 2008	F1
Statement of Loss for the Nine Months Ended September 30, 2009 and the Two Months Ended December 31, 2008	F2
Statement of Cash Flows for the Nine Months Ended September 30, 2009 and the Two Months Ended December 31, 2008	F3
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS	F4

THERMA-MED INC.
Balance Sheet (unaudited)
(in $USD)

	September 30,	December 31,
	2009	2008
ASSETS
Cash	$15,055	$1
Equipment, net	57,000	-
TOTAL ASSETS	$72,055	$1
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Note payable	$51,718	$1,450
	51,718	1,450
SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common shares	75,001	1
Retained earnings (deficit)	(54,664)	(1,450)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIENCY)	20,337	(1,449)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$72,055	$1

The accompanying notes are an integral part of the financial statements.

F1

THERMA-MED INC.
Statement of Loss (unaudited)
(in $USD)
	For the Nine	For the Two
	Months Ended	Months Ended
	September 30,	December 31,
	2009	2008
REVENUE	$0	$0
EXPENSES
Compensation	18,000	-
Legal and professional	3,000	-
Occupancy	5,175	-
Selling and marketing	11,000	-
Travel and accommodations	4,700	-
General and administrative	8,339	1,450
Amortization	3,000	-
	53,214	1,450
NET LOSS FOR THE PERIOD	$(53,214)	$(1,450)

The accompanying notes are an integral part of the financial statements.

F2

THERMA-MED INC.
Statement of Cash Flows (unaudited)
(in $USD)
	For the Nine	For the Two Months
	Months Ended	Ended December
	September 30, 2009	31, 2008
OPERATING ACTIVITIES
Net loss for the period	$(53,214)	$(1,450)
Add: Adjustments to reconcile net loss to net cash used in operating activities
Amortization of capital assets	3,000	-
	(50,214)	(1,450)
Cash used in operating activities	(50,214)	(1,450)
INVESTING ACTIVITIES
Purchase of capital assets	(60,000)	-
Cash used in investing activities	(60,000)	-
FINANCING ACTIVITIES
Issuance of note payable	50,268	1,450
Issuance of shares	75,000	-
Cash provided by financing activities	125,268	1,450

NET INCREASE (DECREASE) IN CASH DURING THE PERIOD	15,054	-
CASH BALANCE, BEGINNING OF PERIOD	1	1
CASH BALANCE, END OF PERIOD	$15,055	$1

The accompanying notes are an integral part of the financial statements.

F3

Therma-Med Inc.
Notes to the Financial Statements
September 30, 2009 (Unaudited)

1.

THE COMPANY

Therma-Med Inc. (“the Company”), a company formerly known as Seek Ventures and incorporated in the State of Colorado on August 25, 1998, specializes in preventative healthcare and offers the latest technology in Digital Infrared Thermal Imaging. The Company’s fiscal year end is December 31.

2.

SIGNIFICANT ACCOUNTING POLICIES

The Company’s accounting policies conform to United States generally accepted accounting principles and have been consistently applied in the preparation of financial statements.

The financial statements included herein have not been audited by an independent registered public accounting firm, but include all adjustments (including normal, recurring entries), which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

a)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

b)

Revenue Recognition

The Company recognizes revenue when earned in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements.”

3.

NOTE PAYABLE

The Company has issued a note payable to unrelated parties totalling $51,718 as at September 30, 2009. The note payable does not bear any interest and is due upon demand.

4.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, during the nine month period ended September 30, 2009, the Company incurred a loss of $53,214. In addition, the Company has an accumulated deficit of $54,664. It is the intention of the Company’s stockholders to fund capital shortfalls for the foreseeable future.

F4